Exhibit 21
LEVEL 3 PARENT, LLC
SUBSIDIARIES OF THE REGISTRANT
AS OF December 31, 2025

Subsidiary	State of incorporation or formation
Legend Circle Holdings, Inc.	Delaware
Eldorado Acquisition Two, Inc.	Delaware
Level 3 Financing, Inc.	Delaware
Streamroot, Inc.	Delaware
Streamroot SAS	France
Level 3 Holdings, Inc.	Delaware
Continental Holdings, Inc.	Wyoming
KMI Continental Lignite, Inc.	Delaware
Continental Level 3, Inc.	Delaware
Continental Mineral Sales, Inc.	Delaware
CCC Canada Holding, Inc.	Delaware
AmSoft Information Services Limited	Mauritius
Level 3 International Services, Inc.	Delaware
BTE Equipment, LLC	Delaware
Level 3 Communications Canada Co.	Nova Scotia
Level 3 Communications, LLC	Delaware
Level 3 Communications of Virginia, Inc.	Virginia
XCOM Technologies of New York, Inc.	New York
IP Networks, Inc.	Delaware
TelCove Operations, LLC	Delaware
TelCove of Pennsylvania, LLC	Delaware
WilTel Communications (Cayman) Limited	Cayman Islands
WilTel International Telecom (Chile) Limited	Cayman Islands
Williams Comunicaciones Chile Limitada	Chile
WilTel Communications Network, Inc.	Canada
WilTel Communications, LLC	Delaware
WilTel Communications Pty Limited	Australia
Vyvx, LLC	Delaware
Broadwing, LLC	Delaware
Broadwing Communications, LLC	Delaware
Corvis Gratings Company	Nova Scotia, Canada
Corvis Canada Inc.	Quebec, Canada
Global Crossing North American Holdings, Inc.	Delaware
Global Crossing North America, Inc.	New York
Global Crossing Telecommunications, Inc.	Michigan
Global Crossing Local Services, Inc.	Michigan
Lumen Technologies Puerto Rico, LLC	Puerto Rico
Lumen Technologies St. Croix, LLC	US Virgin Islands
Level 3 Enhanced Services, LLC	Delaware
Level 3 Telecom, LLC	Delaware

Subsidiary	State of incorporation or formation
Level 3 Telecom Holdings, LLC	Delaware
Level 3 Telecom Data Services, LLC	Delaware
Level 3 Telecom of Arizona, LLC	Delaware
Level 3 Telecom of Colorado, LLC	Delaware
Level 3 Telecom of Idaho, LLC	Delaware
Level 3 Telecom of Illinois, LLC	Delaware
Level 3 Telecom of Iowa, LLC	Delaware
Level 3 Telecom of Minnesota, LLC	Delaware
Level 3 Telecom of New Mexico, LLC	Delaware
Level 3 Telecom of Ohio, LLC	Delaware
Level 3 Telecom of Oregon, LLC	Delaware
Level 3 Telecom of South Carolina, LLC	Delaware
Level 3 Telecom of Tennessee, LLC	Delaware
Level 3 Telecom of Texas, LLC	Delaware
Level 3 Telecom of Utah, LLC	Delaware
Level 3 Telecom of Washington, LLC	Delaware
Level 3 Telecom Management Co., LLC	Delaware
Xspedius Management Co. International, LLC	Delaware
Level 3 Telecom of Alabama, LLC	Delaware
Level 3 Telecom of Arkansas, LLC	Delaware
Level 3 Telecom of DC, LLC	Delaware
Level 3 Telecom of Kansas City, LLC	Delaware
Level 3 Telecom of Kentucky, LLC	Kentucky
Level 3 Telecom of Louisiana, LLC	Delaware
Level 3 Telecom of Maryland, LLC	Delaware
Level 3 Telecom of Mississippi, LLC	Delaware
Level 3 Telecom of Nevada, LLC	Delaware
Level 3 Telecom of Oklahoma, LLC	Delaware
Level 3 Telecom of Virginia, LLC	Virginia
Level 3 Telecom Holdings II, LLC	Delaware
Level 3 Telecom, LP	Delaware
Level 3 Telecom of California, LP	Delaware
Level 3 Telecom of Florida, LP	Delaware
Level 3 Telecom of Georgia, LP	Delaware
Level 3 Telecom of Hawaii, LP	Delaware
Level 3 Telecom of Indiana, LP	Delaware
Level 3 Telecom of New Jersey, LP	Delaware
Level 3 Telecom of New York, LP	Delaware
Level 3 Telecom of North Carolina, LP	Delaware
Level 3 Telecom of Wisconsin, LP	Delaware
Level 3 Asia, Inc.	Delaware
Level 3 Communications (Asia Pacific) Ltd.	Hong Kong
Level 3 International, Inc.	Delaware
Level 3 CDN International, Inc.	Delaware

Subsidiary	State of incorporation or formation
Lumen Technologies New Zealand Limited	New Zealand
Lumen Technologies APAC Holdings Limited	United Kingdom
Level 3 Communications Australia Pty Ltd	Australia
Level 3 Communications Hong Kong Limited	Hong Kong
Lumen Communications India Private Limited	India
Lumen Technologies Asia Pacific Holdings Limited	Hong Kong
Lumen Technologies Australia Pty Ltd	Australia
Lumen Technologies Japan KK	Japan
Level 3 Communications Japan KK	Japan
Qwest Communications Korea, Limited	Korea
Qwest Hong Kong Telecommunications, Limited	Hong Kong
Lumen Technologies Singapore Pte. Ltd.	Singapore
Qwest Taiwan Telecommunications, Limited	Taiwan
Lumen Technologies Europe Holdings Limited	United Kingdom
Lumen Technologies CDN Ireland Limited	Ireland
Lumen Technologies Solutions UK Limited	United Kingdom
Lumen Technologies Solutions Poland spółka z ograniczoną odpowiedzialnością	Poland